Exhibit 99.1


        Curon Medical Announces Second Quarter 2003 Financial Results



    SUNNYVALE, Calif., July 22 /PRNewswire-FirstCall/ -- Curon Medical, Inc.

(Nasdaq: CURN) today announced financial results for the second quarter

endedJune 30, 2003.

    For the second quarter of 2003, Curon Medical reported a net loss of

$3.6 million, or $0.18 per share, compared with a net loss of $4.2 million, or

$0.22 per share, for the same quarter last year.  Net sales were $868,000 compared to net sales of $709,000 in the first quarter of this year and

$877,000 in the second quarter of 2002.  Second quarter sales reflected the sale of 16 Stretta(R) Control Modules and 431 disposable Stretta Catheters,

three Secca(R) Control Modules, and 17 disposable Secca Handpieces.  On June

30, 2003, Curon Medical had cash, cash equivalents and investments totaling

$17.5 million.

    "Our positive results for the second quarter are attributable to several factors," stated Larry C. Heaton II, Curon Medical's President and Chief

Executive Officer.  "During the quarter we focused on the training and deployment of our new indirect sales channel; realized the first system sales made by independent manufacturer representatives; and launched our Secca

System for fecal incontinence which was well received at the recent meeting of the American Society of Colon and Rectal Surgeons.  We also made significant progress for the reimbursement of Stretta which is reflected in new positive coverage decisions in several states by carriers for Medicare, Blue Cross/Blue

Shield and Humana."

    Mr. Heaton continued, "In addition, the body of clinical evidence supporting the safety, efficacy and durability of the Stretta procedure for chronic heartburn continued to build.  At Digestive Disease Week 2003 (DDW),

the largest U.S. gastroenterology conference, results from seven separate studies of the Stretta procedure were presented.  Most notably, several leading international centers with specialties in GERD (in Germany, Italy and

Belgium) presented their results of the Stretta procedure, which were entirely consistent with outcomes reported in U.S. studies.  This was the most extensive coverage that the Stretta procedure has received at DDW since its launch in 2000, which is indicative of the level of interest in alternative therapies for GERD by both gastroenterology and GI surgical practices around the country."



    Conference Call

    Curon Medical will host a conference call today at 4:30 p.m. eastern time/1:30 p.m. pacific time to discuss the second quarter results. The live call may be accessed by dialing (913) 981-5520 and through a web cast at the

Curon Medical website http://investor.curonmedical.com. The replay will be available via web cast for 30 days or by calling (719) 457-0820 from 7:30 p.m.

eastern time tonight until midnight eastern time on July 28, 2003. The confirmation number to access the replay is 164264.



    About Curon Medical, Inc.

    Curon Medical, Inc. develops, manufactures and markets innovative proprietary products for the treatment of gastrointestinal disorders. The

Company's products and products under development consist of radiofrequency generators and single use disposable devices. Its first product, the Stretta

System, received U.S. Food and Drug Administration clearance in April 2000 for the treatment of gastroesophageal reflux disease, commonly referred to as

GERD. The Company's second product, the Secca System for the treatment of

fecal incontinence, received clearance from the FDA in March 2002.   For more

information, please visit the Company's website at

http://www.curonmedical.com.



    About The Stretta(R) System

    Curon's proprietary Stretta System provides physicians with the tools to perform a minimally invasive, outpatient endoscopic procedure for the treatment of GERD. The Stretta System consists of the Stretta Catheter, which is a disposable, flexible catheter and the Curon Control Module. Using the

Stretta System, the physician delivers temperature-controlled radiofrequency energy to create thermal lesions in the muscle of the lower esophageal sphincter (LES).  The tissue response to radiofrequency delivery alters LES function, which results in statistically significant improvements in GERD symptom scores, reduction in acid exposure and reduction in anti-secretory medication requirement.



    About The Secca(R) System

    The Secca System provides physicians with devices to perform a minimally invasive outpatient procedure for the treatment of fecal incontinence in patients who have failed more conservative therapy such as diet modification and biofeedback. The Secca System utilizes the same technology and treatment concepts as the Stretta System. Using the Curon Control Module and the

Company's Secca disposable handpiece, physicians deliver radiofrequency energy into the muscle of the anal sphincter to improve its barrier function.





                           CURON MEDICAL, INC

                   CONDENSED STATEMENTS OF OPERATIONS

                       (In thousands, unaudited)



                                             Three months      Six months

                                             ended June 30,    ended June 30,

                                             2002     2003     2002     2003



    Sales                                     877      868    1,816    1,577

    Cost of Sales                           1,039    1,046    2,022    2,029



    Gross profit                             (162)    (178)    (206)    (452)

    Operating expenses:

    Research and development                  842      464    1,631      917

    Clinical and regulatory                   429      320      847      635

    Sales and marketing                     1,982    1,852    3,860    3,254

    General and administrative              1,027      829    1,999    1,749



    Total operating expenses                4,280    3,465    8,337    6,555



    Loss from operations                   (4,442)  (3,643)  (8,543)  (7,007)



    Interest and other expense, net           207       68      483      167



    Net loss                               (4,235)  (3,575)  (8,060)  (6,840)



    Per Share Information:

    Net loss per share, basic and diluted   (0.22)   (0.18)   (0.41)   (0.34)



    Shares used in computing net loss

       per common share                    19,509   20,055   19,458   20,016





                              CURON MEDICAL, INC

                           CONDENSED BALANCE SHEETS

                          (In thousands, unaudited)



                                      December 31, June 30,

                                             2002     2003





    Assets

    Current assets:

       Cash and cash equivalents            8,570    8,715

       Short-term investments              14,397    8,773

       Accounts receivable, net               688      626

       Inventories                          1,295    1,154

       Prepaid expenses and other current

        assets                                972    1,082

            Total current assets           25,922   20,350

    Property and equipment, net               766      608

    Long term investments                     528      -

    Other assets                               20       20

                                           27,236   20,978



    Liabilities and stockholders' equity

    Current liabilities:

    Accounts payable and accrued

     liabilities                            1,115    1,643

    Long-term debt                             18       14

    Stockholders' equity                   26,103   19,321

    Total liabilities and stockholders'

     equity                                27,236   20,978



SOURCE  Curon Medical, Inc.

    -0-                             07/22/2003

    /CONTACT:  Larry C. Heaton II, President and Chief Executive Officer,

+1-408-616-1801, lheaton@curonmedical.com, or Alistair F. McLaren, Vice

President, Chief Financial Officer, +1-408-616-1803,

amclaren@curonmedical.com, both of Curon Medical, Inc.; or Investors - Melody

A. Carey, of the Rx Communications Group, LLC, +1-917-322-2571,

mcarey@rxir.com, for Curon Medical, Inc./

    /Web site:  http://www.curonmedical.com

                http://investor.curonmedical.com /

    (CURN)